CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

      As independent certified public accountants, we hereby consent to the incorporation by reference in this amendment to the registration statement of our report dated March 20, 1996 included in the Form 10-K of Sunglass Hut International, Inc. for the year ended February 3, 1996 and to all references to our firm included in this registration statement.


ARTHUR ANDERSEN LLP

Miami, Florida,
October 4, 1996